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                                                                  EXHIBIT 10.27




                              PHOENIX TECHNOLOGIES LTD.



                                    LOAN AGREEMENT



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                                  TABLE OF CONTENTS

                                                                            PAGE

1.  DEFINITIONS AND CONSTRUCTION............................................  1
    1.1  Definitions........................................................  1
    1.2  Accounting Terms...................................................  5

2.  LOAN AND TERMS OF PAYMENT...............................................  5
    2.1  Advances...........................................................  5
    2.2  LIBOR Option.......................................................  7
    2.3  Interest Rates, Payments, and Calculations.........................  7
    2.4  Crediting Payments.................................................  8
    2.5  Fees...............................................................  8
    2.6  Additional Costs...................................................  8
    2.7  Term...............................................................  8

3.  CONDITIONS OF LOANS.....................................................  9
    3.1  Conditions Precedent to Initial Advance............................  9
    3.2  Conditions Precedent to all Advances...............................  9

4.  REPRESENTATIONS AND WARRANTIES..........................................  9
    4.1  Due Organization and Qualification.................................  9
    4.2  Due Authorization; No Conflict.....................................  9
    4.3  Name; Location of Chief Executive Office........................... 10
    4.4  Litigation......................................................... 10
    4.5  No Material Adverse Change in Financial Statements................. 10
    4.6  Solvency........................................................... 10
    4.7  Regulatory Compliance.............................................. 10
    4.8  Environmental Condition............................................ 10
    4.9  Taxes.............................................................. 10
    4.10 Subsidiaries....................................................... 10
    4.11 Government Consents................................................ 10
    4.12 Full Disclosure.................................................... 11

5.  AFFIRMATIVE COVENANTS................................................... 11
    5.1  Good Standing...................................................... 11
    5.2  Government Compliance.............................................. 11
    5.3  Financial Statements, Reports, Certificates........................ 11
    5.4  Taxes.............................................................. 11
    5.5  Insurance.......................................................... 12
    5.6  Primary Operating Account.......................................... 12
    5.7  Quick Ratio........................................................ 12
    5.8  Debt-Net Worth Ratio............................................... 12
    5.9  Tangible Net Worth................................................. 12
    5.10 Profitability...................................................... 12
    5.11 Further Assurances................................................. 12

6.  NEGATIVE COVENANTS...................................................... 12
    6.1  Dispositions....................................................... 12
    6.2  Change in Business................................................. 12
    6.3  Mergers or Acquisitions............................................ 12
    6.4  Indebtedness....................................................... 13


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    6.5  Encumbrances....................................................... 13
    6.6  Distributions...................................................... 13
    6.7  Investments........................................................ 13
    6.8  Transactions with Affiliates....................................... 13
    6.9  Subordinated Debt.................................................. 13
    6.10 Compliance......................................................... 13

7.  EVENTS OF DEFAULT....................................................... 13
    7.1  Payment Default.................................................... 13
    7.2  Covenant Default................................................... 13
    7.3  Material Adverse Change............................................ 14
    7.4  Attachment......................................................... 14
    7.5  Insolvency......................................................... 14
    7.6  Other Agreements................................................... 14
    7.7  Subordinated Debt.................................................. 14
    7.8  Judgments.......................................................... 14
    7.9  Misrepresentations................................................. 14

8.  BANK'S RIGHTS AND REMEDIES.............................................. 14
    8.1  Rights and Remedies................................................ 14
    8.2  Bank Expenses...................................................... 15
    8.3  Remedies Cumulative................................................ 15
    8.4  Demand; Protest.................................................... 15

9.  NOTICES................................................................. 15

10. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.............................. 16

11. GENERAL PROVISIONS...................................................... 16
    11.1 Successors and Assigns............................................. 16
    11.2 Indemnification.................................................... 16
    11.3 Time of Essence.................................................... 16
    11.4 Severability of Provisions......................................... 17
    11.5 Amendments in Writing, Integration................................. 17
    11.6 Counterparts....................................................... 17
    11.7 Survival........................................................... 17
    11.8 Confidentiality.................................................... 17


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    This LOAN AGREEMENT is entered into as of February 29, 1996, by and between
SILICON VALLEY BANK ("Bank") and PHOENIX TECHNOLOGIES LTD. ("Borrower").


                                       RECITALS

    Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

                                      AGREEMENT

    The parties agree as follows:

         DEFINITIONS AND CONSTRUCTION

              DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

              "Advance" or "Advances" means an Advance under the Revolving Facility.

              "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

              "Bank Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents, and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, whether or not suit is brought.

              "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

              "Committed Line" means Ten Million Dollars ($10,000,000).

              "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, Letter of Credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn Letters of Credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.


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              "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Advances made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt.

              "Daily Balance" means the amount of the Obligations owed at the end of a given day.

              "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

              "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

              "GAAP" means generally accepted accounting principles as in effect from time to time.

              "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and Letters of Credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

              "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

              "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

              "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

              "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

              "LIBOR Supplement" means that certain LIBOR Supplement to Agreement between Borrower and Bank of even date herewith.

              "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.


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              "Loan Documents" means, collectively, this Agreement, the LIBOR
Supplement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

              "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

              "Maturity Date" means February 28, 1997.

              "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

              "Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

              "Permitted Indebtedness" means:

              (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

              (b) Indebtedness existing on the Closing Date and disclosed to Bank in writing;

              (c)  Indebtedness secured by Permitted Liens;

              (d) Capital leases or indebtedness incurred solely to purchase equipment or to finance improvements on real property or leaseholds, in each case which is secured in accordance with clause (c) of "Permitted Liens" below and is not in excess of the lesser of the purchase price of such equipment or the cost of such improvements, as the case may be, or the fair market value of such equipment or the price of the contract for such improvements, as the case may be, on the date of acquisition or the date of such contract, as the case may be;

              (e)  Subordinated Debt; and

              (f) Indebtedness to trade creditors incurred in the ordinary course of business.

              "Permitted Investment" means:

              (a) Investments existing on the Closing Date disclosed to Bank in writing; and

              (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof,
(ii) commercial paper of any corporation maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit, eurodollar time deposits, commercial paper, repurchase agreements or other obligations of the Bank or of any other bank organized or licensed to conduct a banking business under the laws of the United States or any State thereof having capital, surplus and undivided profits of not less than One Hundred Million Dollars ($100,000,000) in each case maturing no more than one (1) year from the date of investment therein issued by Bank;


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              (c)  Investments in stock or obligations issued to the Borrower in settlement of claims against others by reason of an event of bankruptcy or a composition or the readjustment of debt or a reorganization of any debtor of the Borrower;

              (d) Investments in Subsidiaries in an aggregate amount not to exceed Five Million Dollars ($5,000,000) in any fiscal year of the Borrower;

              (e) Investments consisting of loans or advances to officers and employees of the Borrower and its Subsidiaries, not exceeding Two Hundred Thousand Dollars ($200,000) in aggregate principal amount in any individual case or One Million Dollars ($1,000,000) in aggregate principal amount at any one time outstanding; and

              (f) Investments consisting of repurchase of the common stock of the Borrower in accordance with stock repurchase programs approved by Borrower's Board of Directors from time to time and in compliance with all federal and state securities laws.

              "Permitted Liens" means the following:

              (a) Any Liens existing on the Closing Date and disclosed to Bank in writing;

              (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings;

              (c) Liens (i) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, PROVIDED that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

              (d) Liens of carriers, warehousemen, mechanics, materialmen or similar Liens imposed by law incurred in the ordinary course of business in respect of obligations not overdue or being contested in good faith and by proper proceedings;

              (e) Liens in connection with workers' compensation, unemployment, insurance and other types of social security, if incurred in the ordinary course of business;

              (f) Liens resulting from security deposits made in the ordinary course of business;

              (g) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, PROVIDED that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

              "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

              "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.


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              "Quick Assets" means, at any date as of which the amount thereof shall be determined, the consolidated cash, cash-equivalents, accounts receivable and investments, with maturities not to exceed 90 days, of Borrower determined in accordance with GAAP.

              "Responsible Officer" means each of the Chief Executive Officer, the Chief Financial Officer and the Controller of Borrower.

              "Revolving Facility" means the facility under which Borrower may request Bank to issue cash advances, as specified in Section 2.1 hereof.

              "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank, which acceptance will not be unreasonably withheld or delayed (and identified as Subordinated Debt by Borrower and Bank).

              "Subsidiary" means any corporation, limited liability company, trust or partnership in which the Borrower, either directly or through an Affiliate, as of the time any determination is being made (i) owns any general partnership interest or (ii) owns more than 50% of the ordinary voting power to elect the Board of Directors, managers or trustees of the entity.

              "Tangible Net Worth" means at any date as of which the amount thereof shall be determined, the consolidated total assets of Borrower and its Subsidiaries MINUS, without duplication, (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, AND (ii) Total Liabilities.

              "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

              ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

         LOAN AND TERMS OF PAYMENT

              ADVANCES. Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Advances to Borrower in an aggregate amount not to exceed the Committed Line minus the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit). Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this
Section 2.1 may be repaid and reborrowed at any time during the term of this Agreement.

    Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. California time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of EXHIBIT A hereto or a LIBOR Rate Advance Form as attached to the LIBOR Supplement. Bank is authorized to make Advances under this Agreement or under the LIBOR Supplement, based upon instructions received from a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section
2.1 to Borrower's deposit account.


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    The Revolving Facility shall terminate on the Maturity Date, at which time all Advances under this Section 2.1 and other amounts due under this Agreement shall be immediately due and payable.

              2.1.1     LETTERS OF CREDIT.

                   (a) Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued Letters of Credit for the account of Borrower in an aggregate face amount not to exceed (i) the Committed Line minus
(ii) the then outstanding principal balance of the Advances and the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit); provided that the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) shall not in any case exceed Ten Million Dollars ($10,000,000). Each such Letter of Credit shall have an expiry date no later than the Maturity Date. All such Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of application and letter of credit agreement.

                   (b)  The obligation of Borrower to immediately reimburse
Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any Letters of Credit.

              2.1.2     LETTER OF CREDIT REIMBURSEMENT; RESERVE.

                   (a) Borrower may request that Bank issue a Letter of Credit payable in a currency other than United States Dollars. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

                   (b) Upon the issuance of any Letter of Credit payable in a currency other than United States Dollars, Bank shall create a reserve under the Committed Line for Letters of Credit against fluctuations in currency exchange rates, in an amount equal to ten percent (10%) of the face amount of such Letter of Credit. The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Committed Line shall be reduced by the amount of such reserve for so long as such Letter of Credit remains outstanding.

              2.1.3     FOREIGN EXCHANGE CONTRACT; FOREIGN EXCHANGE
SETTLEMENTS.

                   (a) Subject to the terms of this Agreement, Borrower may utilize up to Ten Million Dollars ($10,000,000) for foreign exchange contracts (the "Exchange Contracts"), pursuant to which Bank shall sell to or purchase from Borrower foreign currency on a spot or future basis. All Exchange Contracts must provide for delivery of settlement on or before the Maturity Date. The limit available at any time shall be reduced by the following amounts (the "Foreign Exchange Reserve") on each day (the "Determination Date"): (on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed more than two business days from the Determination Date, 10% of the gross amount of the Exchange Contracts; plus (ii) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed within two business days after the Determination Date, 100% of the gross amount of the Exchange Contracts. In lieu of the foreign Exchange Reserve for 100% of the gross amount of any Exchange Contract, Borrower may request that Bank treat such amount as an Advance under the Committed Line.

                   (b) Bank may, in its discretion, terminate the Exchange Contracts at any time (a) that an Event of Default occurs or (b) that there is no sufficient availability under the

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Committed Line and Borrower does not have available funds in its bank account to satisfy the Foreign Exchange Reserve. If Bank terminates the Exchange Contracts, and without limitation of any applicable indemnities, Borrower agrees to reimburse Bank for any and all fees, costs and expenses relating thereto or arising in connection therewith.

                   (c) Borrower shall not permit the total gross amount of all Exchange Contracts on which delivery is to be effected and settlement allowed in any two business day period to be more than Ten Million Dollars ($10,000,000) nor shall Borrower permit the total gross amount of all Exchange Contracts to which Borrower is a party, outstanding at any one time, to exceed Ten Million Dollars ($10,000,000).

                   (d) Borrower shall execute all standard form applications and agreements of Bank in connection with the Exchange Contracts and, without limiting any of the terms of such applications and agreements, Borrower will pay all standard fees and charges of Bank in connection with the Exchange Contracts.

              LIBOR OPTION. Borrower shall be entitled to request Advances in accordance with the LIBOR Supplement, which shall govern all LIBOR Advances, as defined therein.

              INTEREST RATES, PAYMENTS, AND CALCULATIONS.

                   INTEREST RATE. Except as set forth in Section 2.3(b), any Advances shall bear interest, on the average Daily Balance, at a rate equal to the Prime Rate or the rate specified in the LIBOR Supplement.

                   DEFAULT RATE. All Obligations shall bear interest, from and after the occurrence of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

                   PAYMENTS. Interest hereunder shall be due and payable on the twenty-seventh calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments when due and payable against any of Borrower's deposit accounts, or as an Advance against the Committed Line in which case such Advance shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

                   COMPUTATION. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

              CREDITING PAYMENTS. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 3:00 p.m. California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

              FEES.  Borrower shall pay to Bank the following:

                   FACILITY FEE. A Facility Fee equal to Four Thousand Five Hundred Dollars ($4,500), which fee shall be due on the Closing Date and shall be fully earned and nonrefundable;

                   BANK EXPENSES. Upon the date hereof, all Bank Expenses incurred through the Closing Date, including reasonable attorneys' fees and expenses up to Two Thousand Dollars ($2,000), incurred in connection with the preparation and negotiation of this Agreement, and after the date hereof, all Bank Expenses upon delivery to Borrower of an invoice therefor.

              ADDITIONAL COSTS. In case any change in any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law), in each case after the date of this Agreement:

                   subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

                   imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

                   imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as the same relate to Obligations under this Agreement, as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

              TERM. This Agreement shall become effective on the Closing Date and, subject to Section 11.7, shall continue in full force and effect for a term ending on the Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Advances under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.

         CONDITIONS OF LOANS

              CONDITIONS PRECEDENT TO INITIAL ADVANCE. The obligation of Bank to make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                   this Agreement;

                   a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

                   the LIBOR Supplement;

                   payment of the fees and Bank Expenses then due specified in
Section 2.5 hereof; and

                   such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

              CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of Bank to make each Advance, including the initial Advance, is further subject to the following conditions:

                   timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

                   the representations and warranties contained in Section 4 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Advance as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Advance. The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this Section 3.2(b).

         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants as follows:

              DUE ORGANIZATION AND QUALIFICATION. Borrower and each Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

              DUE AUTHORIZATION; NO CONFLICT. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

              NAME; LOCATION OF CHIEF EXECUTIVE OFFICE. Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in
Section 10 hereof.

              LITIGATION. There are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

              NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and

Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

              SOLVENCY. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

              REGULATORY COMPLIANCE. Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

              ENVIRONMENTAL CONDITION. None of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

              TAXES. Borrower and each Subsidiary have timely filed or caused to be timely filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein.

              SUBSIDIARIES. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

              GOVERNMENT CONSENTS. Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of their respective businesses as currently conducted.

              FULL DISCLOSURE. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

         AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make an Advance hereunder, Borrower shall do all of the following:

              GOOD STANDING. Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

              GOVERNMENT COMPLIANCE. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect.

              FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Borrower shall deliver to Bank: (a) as soon as available, but in any event within fifty (50) days after the end of each fiscal quarter, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, certified by a Responsible Officer; (b) as soon as available, but in any event within ninety-five (95) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of Ernst & Young, L.L.P. or another independent certified public accounting firm reasonably acceptable to Bank; (c) within five (5) days upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission;
(d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that Borrower reasonably expects could result in damages or costs to Borrower or any Subsidiary of Five Hundred Thousand Dollars ($500,000) or more; and (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

    Borrower shall deliver to Bank, within thirty (30) days of the last day of each fiscal quarter, a Compliance Certificate signed by a Responsible Officer in substantially the form of EXHIBIT B hereto.

              TAXES. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

              INSURANCE. Borrower, at its expense, shall keep its business insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof.

              PRIMARY OPERATING ACCOUNT. Borrower shall maintain its primary operating account with Bank.

              QUICK RATIO. Borrower shall maintain, as of the last day of each fiscal quarter, a ratio of Quick Assets to Current Liabilities (excluding deferred revenues) of at least 1.75 to 1.0.

              DEBT-NET WORTH RATIO. Borrower shall maintain, as of the last day of each fiscal quarter, a ratio of Total Liabilities (excluding deferred revenues) less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than 0.75 to 1.0.

              TANGIBLE NET WORTH. Borrower shall maintain, as of the last day of each fiscal quarter, a Tangible Net Worth of not less than Thirty-two Million Dollars ($32,000,000).

              PROFITABILITY. Borrower shall not suffer a loss from operations in any fiscal quarter in excess of Five Hundred Thousand Dollars ($500,000).

              FURTHER ASSURANCES. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

         NEGATIVE COVENANTS

         Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, Borrower will not do any of the following:

              DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of exclusive or non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries; (iii) Transfers of worn-out or obsolete Equipment;
(iv) Transfers (whether in any one transaction or series of related transactions) of assets with a book value at the time of such transaction of less than Two Hundred Thousand Dollars ($200,000).

              CHANGE IN BUSINESS. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto). Borrower will not, without thirty (30) days prior written notification to Bank, relocate its chief executive office. Notwithstanding any provision of this Agreement to the contrary, Borrower may dissolve Phoenix Computer Products, Inc., Phoenix Computer Products Corporation and Speed 4400 Limited, which are three wholly owned Subsidiaries that are not conducting business as of the date hereof.

              MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person where the aggregate consideration paid in any fiscal year of the mergers, consolidations and acquisitions exceeds Ten Million Dollars ($10,000,000), other than Permitted Investments.

              INDEBTEDNESS. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

              ENCUMBRANCES. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any accounts receivable, or permit any of its Subsidiaries so to do, except for Permitted Liens.

              DISTRIBUTIONS. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, other than Permitted Investments.

              INVESTMENTS. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

              TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

              SUBORDINATED DEBT. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

              COMPLIANCE. Become an "investment company" controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect, or permit any of its Subsidiaries to do any of the foregoing.

         EVENTS OF DEFAULT

         Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

              PAYMENT DEFAULT. If Borrower fails to pay the principal of, or any interest on, any Advances when due and payable; or fails to pay any portion of any other Obligations not constituting such principal or interest, including without limitation Bank Expenses, within thirty (30) days of receipt by Borrower of an invoice for such other Obligations;

              COVENANT DEFAULT. If Borrower fails to perform any obligation under Sections 5.8, 5.9, 5.10 or 5.11 or violates any of the covenants contained in Article 6 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period);

              MATERIAL ADVERSE CHANGE.  If there occurs a Material Adverse
Effect;

              ATTACHMENT. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Advances will be required to be made during such cure period);

              INSOLVENCY. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within ten (10) days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

              OTHER AGREEMENTS. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a Material Adverse Effect;

              SUBORDINATED DEBT. If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

              JUDGMENTS. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Advances will be made prior to the satisfaction or stay of such judgment); or

              MISREPRESENTATIONS. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

         BANK'S RIGHTS AND REMEDIES

              RIGHTS AND REMEDIES. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                   Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 7.5 all Obligations shall become immediately due and payable without any action by Bank);

                   Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank; and

                   Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or
(ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank.

              BANK EXPENSES. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 5.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

              REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under applicable law. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

              DEMAND; PROTEST. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

         NOTICES

         Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

    If to Borrower:     Phoenix Technologies Ltd.
                        2770 De La Cruz Boulevard
                        Santa Clara, CA  95050
                        Attn:  Robert J. Riopel
                        FAX:  (408) 452-6801

    If to Bank:         Silicon Valley Bank
                        3003 Tasman Drive
                        Santa Clara, CA  95054
                        Attn:  Peter A. Kidder
                        FAX:  (408) 748-9478

    The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

         CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

         This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

         GENERAL PROVISIONS

              SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; PROVIDED, HOWEVER, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

              INDEMNIFICATION. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and
(b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to this Agreement or the transactions contemplated hereby (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct. Bank shall give Borrower prompt notice of the commencement of any proceeding which may give rise to indemnity pursuant to this section. Borrower shall have the right to control the defense of any such proceeding and to select the legal counsel to defend any such proceeding; provided however, that if such legal counsel determines in good faith that a conflict of interest exists then Banks shall be entitled to engage additional legal counsel at Borrower's expense. Bank shall cooperate with Borrower in the defense of any claim or proceeding. The Borrower will not settle any claim or demand without the prior consent of the Bank, which will not be unreasonably withheld or delayed.

              TIME OF ESSENCE. Time is of the essence for the performance of all obligations set forth in this Agreement.

              SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

              AMENDMENTS IN WRITING, INTEGRATION. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

              COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

              SURVIVAL. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 11.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

              CONFIDENTIALITY. In handling any confidential information Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Advances, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, provided that Bank gives Borrower prior notice of any disclosure in sufficient time such that Borrower may seek a protective order restricting or prohibiting disclosure, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and
(v) as Bank may determine in exercising its remedies under this Agreement. Confidential information hereunder shall not include information that either:
(a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                  PHOENIX TECHNOLOGIES LTD.

                                  By:
                                     ------------------------------------

                                  Title:
                                        ---------------------------------


                                  SILICON VALLEY BANK

                                  By:
                                     ------------------------------------

                                  Title:
                                        ---------------------------------

                                      EXHIBIT A

                     LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

            DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., CALIFORNIA TIME


TO:  CENTRAL CLIENT SERVICE DIVISION             DATE:   _____________________

FAX#:  (408) 496-2426                  TIME:             _____________________

______________________________________________________________________________

FROM: ________________________________________________________________________
                                  CLIENT NAME (BORROWER)

REQUESTED BY: ________________________________________________________________
                                  AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE: ________________________________________________________

PHONE NUMBER: ________________________________________________________________

FROM ACCOUNT # _________________________    TO ACCOUNT # _____________________

REQUESTED TRANSACTION TYPE             REQUEST DOLLAR AMOUNT

PRINCIPAL INCREASE (ADVANCE)           $______________________________________
PRINCIPAL PAYMENT (ONLY)               $______________________________________
INTEREST PAYMENT (ONLY)                $______________________________________
PRINCIPAL AND INTEREST (PAYMENT)       $______________________________________

OTHER INSTRUCTIONS: __________________________________________________________


    All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Loan Payment/Advance Form; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.
______________________________________________________________________________

                                    BANK USE ONLY

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.


_______________________________________              _________________________
         Authorized Requester                              Phone #


_______________________________________              _________________________
         Received By (Bank)                                Phone #


                        _______________________________________
                              Authorized Signature (Bank)

______________________________________________________________________________

                                    EXHIBIT B
                             COMPLIANCE CERTIFICATE


TO:      SILICON VALLEY BANK


FROM:         PHOENIX TECHNOLOGIES LTD.



    The undersigned authorized officer of Phoenix Technologies Ltd. hereby certifies that in accordance with the terms and conditions of the Loan Agreement between Borrower and Bank (the "Agreement"), except as indicated in an attachment hereto, (i) Borrower is in complete compliance for the period ended ___________________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

    PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES"
COLUMN.

    REPORTING COVENANT               REQUIRED                        COMPLIES

    Quarterly financial statements   Quarterly within 50 days Yes    No
    Annual (CPA Audited)             FYE within 95 days              Yes

    FINANCIAL COVENANT               REQUIRED         ACTUAL         COMPLIES

    Maintain on a Quarterly Basis:
      Minimum Quick Ratio*           1.75:1.0         _____:1.0      Yes
      Minimum Tangible Net Worth $32,000,000 $________ Yes Maximum Debt/Tangible Net
       Worth*                        0.75:1.0         _____:1.0      Yes

    Profitability: Quarterly         **               $________      Yes

    *    excluding deferred revenues
    **   no quarterly loss from operations may exceed $500,000

                                    __________________________________________
COMMENTS REGARDING EXCEPTIONS:                     BANK USE ONLY
  See Attached.
                                    Received by: _____________________________
                                                    AUTHORIZED SIGNER
Sincerely,
                                    Date: ____________________________________
_____________________________
SIGNATURE                           Verified: ________________________________
                                                    AUTHORIZED SIGNER
_____________________________
TITLE                               Date: ____________________________________

_____________________________       Compliance Status:            Yes     No
DATE                                __________________________________________



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